EXHIBIT 99.A

News For Immediate Release

Brent J. Smolik Named President of El Paso Exploration & Production Company

HOUSTON, TEXAS, October 16, 2006—El Paso Corporation (NYSE:EP) announced today that Brent J. Smolik has accepted the position of president of El Paso Exploration & Production Company. Smolik, who will assume his position on November 1, 2006, is currently president of ConocoPhillips Canada.

“Brent is a proven leader, who can help us realize our goal of becoming a first quartile E&P company,” said Doug Foshee, president and chief executive officer of El Paso. “Brent has great experience across the board. He’s held numerous operating roles as well as business development roles prior to his most recent position as the leader of one of Canada’s largest E&P companies. In addition, as a former vice president and chief engineer for Burlington Resources, he had direct responsibility for reserve reporting. His geographic experience is a perfect fit for our assets. Most important though, Brent is a leader and a team builder who knows how to create value in E&P. I am very excited that Brent has chosen to become the newest member of Team El Paso, and I look forward to getting him on board November 1.”

"I am pleased to be joining El Paso and am excited about the future potential of the company,” said Smolik. “Doug and the El Paso leadership team have made great progress in focusing the company on the natural gas pipeline and the E&P businesses, and I believe that more exciting times lie ahead. I look forward to getting to know and working with the employees of El Paso as we continue to improve performance and maintain the growth momentum of the E&P business.”

Smolik earned a bachelor’s degree in petroleum engineering from Texas A&M University in 1983 and worked for ARCO as a drilling and reservoir engineer. In 1990, he joined Burlington Resources as a reservoir engineer and acquisition coordinator. He went on to hold engineering supervisory and management positions in the Denver, Offshore, San Juan, and Gulf Coast Divisions. He then served as vice president, chief engineer in Houston until relocating to Calgary in 2004, where he became president, Burlington Resources Canada. Following the merger in March 2006, he remained in Calgary and became president, ConocoPhillips Canada.

Smolik is a member of the CAPP Board of Governors and serves on the board of the Alberta Children’s Hospital Foundation. He is affiliated with the Society of Petroleum Engineers, the Society of Petroleum Evaluation Engineers, and the Texas Board of Professional Engineers.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent natural gas producers. For more information, visit http://www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to implement and achieve our objectives in the 2006 plan; our ability to meet production volume targets in our Exploration and Production segment; changes in commodity prices for oil, natural gas, and power and relevant basis spreads; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; competition; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

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